Exhibit 10.15

BATS HOLDINGS, INC.

SUBSTITUTE 2008 STOCK OPTION AND AWARD AGREEMENT

EFFECTIVE DATE JANUARY 1, 2008

THIS SUBSTITUTE STOCK OPTION AND AWARD AGREEMENT (this “Agreement”) is made and entered into by and between BATS Holdings, Inc., a Delaware corporation (the “Company”), and David R. Cummings (the “Optionee”) on the effective date set forth above (“Effective Date”).

R E C I T A L S

A. On May 4, 2007, the Company granted to the Optionee an option to purchase common stock of the BATS Trading, Inc. pursuant to that certain BATS Trading, Inc. 2007 Stock Option and Award Agreement, dated effective May 4, 2007, (“Original Option Agreement”).

B. The Optionee’s Continuous Service with BATS Trading, Inc. terminated June 29, 2007 and, under and pursuant to the terms of the Original Option Agreement, the Optionee has a fully vested right to purchase 81,250 shares of the common stock of BATS Trading, Inc.

C. The Original Option Agreement was cancelled pursuant to the terms of that certain Contribution and Exchange Agreement, dated as of January 1, 2008 by and among the Company, BATS Trading, Inc., the stockholders of BATS Trading, Inc., and all of the holders of options to purchase common stock of BATS Trading, Inc, including the Optionee (the “Exchange Agreement”).

D. The Company and the Optionee are entering into this Agreement to evidence the award to the Optionee of a substitute option with respect to the common stock of the Company consistent with the terms of the Exchange Agreement.

E. It is the intent of the Company and the Optionee that the substitution of the Option awarded under this Agreement for the Option under the Original Option Agreement not be considered a grant of a new option, but rather a substitution that satisfies the requirements of Treas. Reg. 1.409A-1(b)(5)(D).

SECTION 1

DEFINITIONS

1.1 Affiliate: Any entity which is wholly owned by the Company or an Affiliate.

1.2 Board: The Board of Directors of the Company.

1.3 Change in Control: For purposes of this Agreement, a “Change in Control” shall mean:

(a) a sale of all or substantially all of the assets of the Company; (b) a merger or consolidation in which the Company is not the surviving corporation or a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than (1) a merger or consolidation in which stockholders of the Company immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power of the acquiring or controlling corporation, and in no event less than a majority of such stock voting power; (2) a transaction the principal purpose of which is to change the State of the Company’s incorporation; or (3) a merger of the Company into any of its wholly owned subsidiaries); or (c) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty (50%) percent of the combined voting power entitled to vote in the election of members of the Board.

1.4 Code: The Internal Revenue Code of 1986, as amended.

1.5 Company: BATS Holdings, Inc, a Delaware corporation.

1.6 Company Stock: Common stock of the Company.

1.7 Effective Date: January 1, 2008.

1.8 Exchange Act: The Securities Exchange Act of 1934, as amended, and the regulations and interpretations promulgated thereunder.

1.9 Fair Market Value: The value of the Common Stock of the Company, as determined in good faith by the Company or the Board, after taking into consideration all factors that it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length and the requirements of Section 409A of the Code.

1.10 Nonstatutory Stock Option: An Option not intended to qualify as an Incentive Stock Option under Section 422 of the Code.

1.11 Option: The Nonstatutory Stock Option granted pursuant to this Agreement.

1.12 Rule 16b-3: Rule 16b-3 of the Exchange Act or any successor to the Rule 16b-3, as in effect when discretion is being exercised with respect to this Agreement.

1.13 Securities Act: The Securities Act of 1933, as amended.

SECTION 2

ADMINISTRATION

2.1 Administration. This Agreement shall be administered by the Board, unless the Board delegates administration of this Agreement, as provided in Section 8.

2.2 Administrative Powers. The Board shall have the power, subject to, and within the limitations of, the express provisions of this Agreement:

(a) To construe and interpret this Agreement and any instruments or agreements relating to this Agreement, and to establish, amend and revoke rules and regulations and standards and procedures for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in this Agreement or in other instrument or agreement, in a manner and to the extent the Board shall deem necessary or expedient to make this Agreement fully effective.

(b) To establish, amend, suspend or waive such rules and regulations and standards and procedures and appoint such agents as it shall deem appropriate for the proper administration of this Agreement.

(c) To take any other action that the Board deems necessary or desirable for administration of this Agreement.

2.3 Actions of Board. All actions and all interpretations and determinations made by the Board in good faith (including determinations of Fair Market Value) shall be final and binding upon the Company, the Optionee and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement, and all members of the Board shall be fully protected by the Company with respect to any action, determination or interpretation.

SECTION 3

THE OPTION GRANT

3.1 Option Grant. On the Effective Date (“Date of Grant”), the Company hereby grants to the Optionee an option to purchase all or any part of an aggregate of Eighty-One Thousand Two Hundred Fifty (81,250) shares of the common stock of the Company on the terms and conditions set forth herein, subject to the provisions of Section 10 relating to adjustments upon changes in stock (the “Option”). The Option shall be vested in its entirety from and after the Effective Date. If the Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Company Stock not acquired under the Option shall revert to and again become available for issuance by the Company.

3.2 Source of Shares. The Company Stock subject to this Agreement may be unissued shares or reacquired shares, bought on the market or otherwise.

SECTION 4

TERMS OF THE OPTION

4.1 Non-Statutory Stock Option. The Option awarded under this Agreement shall be a Non-Statutory Option.

4.2 Term. The Option must be exercised before January 1, 2012.

4.3 Price. The exercise price per share of Company Stock purchasable under the Option shall be Fifteen and No/100 ($15.00) per share.

4.4 Time of Exercise. The Option may be exercised in whole or in part at any time prior to January 1, 2012.

4.5 Rights Prior To Exercise of Option. The Company shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith. The Optionee shall not have any rights of a stockholder, including, but not limited to, rights to dividends, with respect to the shares of Common Stock subject to the Option until the Optionee shall have exercised the Option, paid the exercise price and such shares have been transferred to the Optionee on the books and records of the Company upon the exercise of the Option.

4.6 Method of Exercising the Option. The Option may be exercised at any time during the Term by written notice to the Company in care of its Secretary at its address of 4151 N. Mulberry Dr., Suite 275, Kansas City, Missouri 64116. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons exercising the Option. Such notice must be accompanied by (i) payment of the full purchase price of such shares, (ii) payment of an amount equal to the aggregate minimum federal, state, and local income and employment taxes which the Company is obligated to withhold and deposit on behalf of the Optionee with respect to such exercise (“Withholding Obligation”), and (iii) a duly exercised copy of the Binder Agreement attached hereto as Exhibit A pursuant to which Optionee, or his successor in interest, agrees to become a party to and to be legally bound by the “Holdings Investors Rights Agreement” (as such term is defined in the Exchange Agreement) or any successor agreement. The date such notice and payment in full are received shall be the “Exercise Date”. Payment of such purchase price and Withholding Obligation shall in either case be made (i) in cash (including check) at the time of exercise; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; (iii) by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its Fair Market Value on the date of exercise; (iv) by a combination of the methods of payment permitted by Sections 4.6 (i) through (iii); or (v) by such other means as the Company and the Optionee shall mutually agree. In the event the Option shall be exercised pursuant to this Section 4.6 by any person or persons other than the Optionee, such notice shall be accompanied by evidence of the authority of such person or persons to exercise the Option and evidence satisfactory to the Company that any estate and/or inheritance taxes payable with respect to such shares have been provided for.

SECTION 5

INITIAL PUBLIC OFFERING

Upon the registration with the Securities and Exchange Commission (the “Registration”) of any Common Stock pursuant to a plan for the initial public offering of Common Stock, and notwithstanding anything herein to the contrary, the Optionee must comply with all securities laws that apply to the Optionee and any stock received upon exercise of any Option. At such time, the Board may also amend this Agreement in order to comply with any securities laws or regulations, including, without limitation, Section 16 of the Exchange Act, as amended, and the rules and regulations promulgated thereunder, combine this Agreement with another agreement or plan that complies with such laws and regulations.

SECTION 6

RESPONSIBILITIES OF THE COMPANY

6.1 Availability of Shares. During the term of the Option, the Company shall keep available at all times the number of shares of Company Stock required to satisfy the Option.

6.2 Governmental Authority. The Company shall use its reasonable efforts to obtain from each regulatory commission or agency having jurisdiction over this Agreement such authority as may be required to grant the Option and to issue and sell shares of Common Stock upon exercise of the Option; provided however, that this undertaking shall not require the Company to register under the Securities Act this Agreement, the Option or any stock issued or issuable pursuant to the Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under this Agreement, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of the Option unless and until such authority is obtained. If the Company is unable to issue or sell Company Stock to the Optionee on account of such inability, then the Company agrees to provide the Optionee with replacement compensation with a value equal to the value of the benefit which the Optionee did not receive under this Agreement solely on account of such inability.

SECTION 7

USE OF PROCEEDS

Proceeds from the sale of stock pursuant to exercise of the Option shall constitute general funds of the Company to be held and used in the same manner as any other part of the Company’s general assets.

SECTION 8

DELEGATION OF AUTHORITY

The Board shall administer all aspects of this Agreement. The Board is authorized to delegate to a Committee the authority to administer all aspects of this Agreement. Upon any such delegation, the Committee shall have full power, authority and discretion to administer and interpret this Agreement and to adopt such rules, regulations, formulae, procedures, agreements, guidelines and instruments for the administration of this Agreement, and to appoint an Administrator to conduct administrative tasks, all as the Committee deems necessary or advisable; provided however that the Committee’s (and its delegatee’s) actions shall be consistent with any formulas, procedures, regulations, guidelines, instruments or rules that have been adopted or approved by the Board.

SECTION 9

RULES AND PROCEDURES

9.1 Investment Knowledge. The Company may require the Optionee as a condition of exercising the Option or acquiring stock under the Option, (a) to give written assurances satisfactory to the Company as to the Optionee’s knowledge and experience in financial and business matters and/or to employ a purchaser representative satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (b) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for the Optionee’s own account and not with any present intention of selling or otherwise distributing the stock and (c) to become a party to and legally bound by the Holding Investors Rights Agreement (as such term is defined in the Exchange Agreement) or any successor agreement. The sale of all or any portion of the Option granted pursuant to this Agreement or sale of any shares purchased pursuant to the exercise of such by Optionee, or other person or persons attempting to sell all or any portion of the Option or shares shall be made in full compliance with Rule 144 of the Securities Act and any attempted sale of all or any portion of the Option or shares that fails to so comply shall be deemed null and void by the Company. The foregoing requirements, and assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable security laws. The Company may require the Optionee to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of permitting the Optionee to exercise the Option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under this Agreement as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including but not limited to legends restricting the transfer of the stock.

9.2 Non-Transferable. No portion of the Option shall be assignable or transferable by the Optionee otherwise than by the will or the laws of descent and distribution; provided however that the Optionee may designate a beneficiary to exercise the Option after the Optionee’s death pursuant to a written designation of beneficiary filed with and approved by the Board prior to the Optionee’s death. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect. During the Optionee’s lifetime, the Option may only be exercised by the Optionee.

9.3 Conditions To Delivery of Stock. No shares of Company Stock shall be delivered upon exercise of the Option, in whole or in part, until (a) there shall have been such compliance as the Board may deem necessary or advisable with respect to any and all federal and state laws, rules and regulations relating to the authorization, issuance, registration, qualification or sale of securities and (b) in the case of the exercise of the Option, payment in full of the exercise price for the exercise of the Option and the Withholding Obligation is received by the Company.

9.4 Stock Certificates. A stock certificate or certificates will be issued for shares purchased on exercise of the Option. All certificates for shares of Company Stock delivered in accordance with the Option shall be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. with respect to its Automated Quotation System, any stock exchange upon which Company Stock is then listed, and any applicable Federal or state securities law, and the Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. Notwithstanding the above, the restrictions imposed on such shares shall not be any more restrictive than other restrictions placed upon other shares of Company Stock owned by any other stockholder.

9.5 No Waiver. The failure of a party in any instance to exercise any of its rights granted under this Agreement shall not constitute a waiver of any other rights that may subsequently arise under the provisions of this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

SECTION 10

ADJUSTMENTS UPON CHANGES IN STOCK

10.1 Adjustments Upon Change. If any change is made in the stock subject to this Agreement, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), this Agreement will be appropriately adjusted in the class(es) and maximum number of shares subject to this Agreement and the exercise price for the shares purchasable under this Agreement. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company”.) In no event shall the terms of this Agreement or the Option be adjusted in a manner which would cause the Option to be subject to the provisions of Section 409A of the Code.

10.2 Effect Upon Shares of Change. Upon the occurrence of any change subject to Section 10.1, the excess of the Fair Market Value of the shares of Common Stock subject to the Option immediately after the change shall not be more than the excess of the Fair Market Value of all shares subject to the Option immediately before such change. The new option or assumption of the old Option shall not give the Optionee additional rights which the Optionee did not have under the old Option, or deprive the Optionee of any benefits which the Optionee had under the old Option.

10.3 Substitution of Assumption of Stock Awards. In the event of a Change in Control, any surviving corporation or acquiring corporation shall assume the Option or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 10.3) for those outstanding under this Agreement. In the event any surviving or acquiring corporation refuses to assume the Option, the Company agrees to compensate the Optionee for the value of the Option immediately prior to the transaction, in an amount to be mutually agreed upon by the parties. If the Board and the Optionee cannot agree upon the value of the Option, the Company and the Optionee will engage a mutually agreed upon independent third party to appraise the value of the Option. The cost of such independent third party valuation shall be split equally between the Optionee and the Company. Compensation shall be in cash if the survivor refuses to assume the Option, or if the consideration received in the Change in Control is not one hundred (100%) percent cash, then compensation shall be paid in cash or in kind (or a combination thereof) based upon the type of consideration received by the Company or its stockholders in the Change of Control transaction.

10.4 Dissolution or Liquidation of Company. In the event of the dissolution or liquidation of the Company, the Option shall terminate if not exercised prior to such event.

SECTION 11

AMENDMENT

11.1 Amendment. The Board and the Optionee at any time, and from time to time, may amend this Agreement, provided that any amendment must be in writing signed by both parties. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any NASDAQ or securities exchange listing requirements, or to the extent that the amendment increases the number of shares of Company Stock to be issued under this Agreement.

11.2 Stockholder Approval of Amendment. No amendment of this Agreement shall be made without the approval of the Company’s stockholders that would, except as provided in Section 10, materially increase the total number of shares of Company Stock available under this Agreement or would materially increase benefits accruing under this Agreement. The Board may, in the Board’s sole discretion, submit any other amendment to this Agreement for stockholder approval, including but not limited to, amendments to this Agreement intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

SECTION 12

TERMINATION

12.1 Termination. The Board may terminate this Agreement only with the written consent of the Optionee.

12.2 Non-Impairment of Rights. Rights and obligations under the Option Award shall not be impaired by termination of this Agreement, except with the written consent of Optionee.

SECTION 13

EFFECTIVE DATE

This Agreement shall become effective as of the Effective Date.

SECTION 14

SEVERABILITY

If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Agreement or the Option or any part of the Option under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, it shall be stricken and the remainder of this Agreement or any such agreement shall remain in full force and effect.

SECTION 15

CHOICE OF LAW

The validity, construction and effect of this Agreement and rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

SECTION 16

NOTICES

Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of its Secretary at its address of 4151 N. Mulberry Dr., Ste. 275, Kansas City, Missouri 64116. Any notice required to be given or delivered to the Optionee shall be in writing and addressed to the Optionee at 8000 NW Timbercrest Place, Parkville, Missouri 64152. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

SECTION 17

BINDING ON SUCCESSORS

The terms of this Agreement are binding on the parties hereto, their heirs, successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed effective as of the first day of January, 2008.

BATS HOLDINGS, INC.

BY:	/s/ Joe Ratterman
Authorized Officer

Agreed and accepted effective as of the

1st day of January, 2008.

/s/ David R. Cummings
David R. Cummings

EXHIBIT A

FORM OF BINDER AGREEMENT

The undersigned,             , in order to become the owner or holder of              shares of the capital stock of BATS Holdings, Inc., a Delaware corporation (the “Company”), hereby agrees to become a party to that certain Investor Rights Agreement dated as                  , 2008, as amended, (the “Agreement”) among the Company and the other parties thereto, and to be bound by all provisions thereof. The undersigned agrees to become a Stockholder (as defined in the Agreement) under the terms of the Agreement. The shares of capital stock shall be deemed Stock (as defined in the Agreement) and the undersigned shall be deemed a Stockholder for all purposes thereunder. This Instrument of Adherence shall take effect and shall become a part of said Agreement immediately upon execution by the undersigned hereto and acceptance thereof by the Company.

Executed as a contract under seal as of the date set forth below:

[SIGNATURE BLOCKS FOR BATS HOLDINGS AND STOCKHOLDER]